Exhibit 99.2

LNBcommunity

Serving our customers and communities for over 100 years

LORAIN NATIONAL BANK Member FDIC

MorganBank a division of Lorain National Bank

www.4lnb.com

LNB Receives SBA Lending Award

Community Banks Support Local Businesses

It gives us great pleasure to report that Lorain National Bank was recently recognized by the Small Business Administration as the 4th highest SBA lender in the Cleveland metropolitan area — generating over $15 million in small business loan originations in the past twelve months. This is the first time a community bank was ranked in the Top 5.



"We are very excited to win this award, but we don't want to stop here," said Kevin Ball, senior vice president of commercial banking. "We look forward to moving up in the standings."

"This is quite an honor for a smaller, community-based bank," said Daniel E. Klimas, LNB president and CEO. In Northern Ohio, banks loaned more than $430 million in small business loans in 2012. "It's nice to see the trend going upward," added Klimas.

LNB is proud to be called a "community bank." Our goal is to serve individuals and small to medium sized businesses with all of their banking and financial needs. Where large, national banks may be more prominent, community banks are important for several reasons:

- We establish long-term relationships with customers, and offer personalized advice and one-on-one individual service

Continued on page 3



LNB Community Newsletter

INSIDE

Community Caring: LNB Associates Volunteer Throughout the Community



Catholic Charities Family Center: LNB Associates Volunteer in Lorain County



Morgan Bank Associates: Top Fundraisers



Mary Lee Tucker Clothe-a-Child Program



Pictured with the SBA lending award are LNB associates (left to right): George Nassif, vice president commercial banking, Adrian Pasquale, vice president commercial banking, and Kevin Ball, senior vice president commercial banking.

LNB & CATHOLIC CHARITIES FAMILY CENTER Volunteers Doing Good  Several Lorain National Bank employees volunteer to serve hot lunches to the needy throughout Lorain County. One such location where you will see LNB associates weekly is the Catholic Charities Family Center located at 203 West 8th Street in Lorain. “Catholic Charities Family Center of Lorain is very pleased to have a partnership with Lorain National Bank. They have demonstrated a genuine commitment to working with us to meet the needs of Lorain’s most vulnerable citizens. It is so important that the businesses in Lorain reach out to help the underserved of their area. LNB has set an example in this community by doing things like helping us in the work that we do. They definitely walk the talk,” said David Boyce, program director for Catholic Charities Family Center of Lorain. Many faith groups, businesses, civic organizations and individual volunteers support what has truly become a multi-purpose Family Center serving the Lorain community in a variety of ways. Family Center programs include: • G.E.D. – in collaboration with Lorain Public Schools, they offer area residents a local site for pursing a G.E.D. certificate • Classes for self-improvement, including job/employment skills and anger management; encourage behavior change • Provide emergency services • Day shelter – for persons who are homeless or on the verge of homelessness, utilize the Family Center as a day shelter • Daily hot meal programs and access to the food pantry COMMUNITY CARING LNB Associates Volunteer Throughout the Community  In 2012, Lorain National Bank associates logged an amazing 2,000+ hours of volunteer time at several organizations throughout Northeast Ohio. Just some of the worthy charities where you will see LNB volunteers include: Second Harvest Food Bank, Catholic Charities – Lorain, United Way, Mary Lee Tucker Clothe-a-Child Program, Neighborhood Alliance, Resource Mothers, Salvation Army, Lorain County Public Schools, Community Foundation, Girl Scouts, Big Brothers/Big Sisters, Linden School, and participating in the American Cancer Walk, Alzheimer’s Walk, and the Leukemia and Lymphoma Society Walk. “We all should be very proud of LNB and our very generous associates. They continue to be deeply involved in support of our local communities and offer comfort and assistance to those less fortunate,” said Daniel E. Klimas, president & CEO.

LNB Receives SBA Lending Award Continued from front Mary Lee Tucker Clothe-a-Child Program  • We cater towards smaller, community based businesses to help them succeed within the community • We can offer speed and flexibility in lending “We at LNB are certainly proud of the SBA award, especially since this was the first time a community bank was among the top 5 in lending. We pride ourselves on relationships with customers and serving the business community. We’ll work harder than ever to keep up the high standards that have been set, and continue toward our goal of making the top tier of these lists year after year,” said Klimas.  MORGAN BANK ASSOCIATES Light the Night Walk Raised over $5,000 Associates at Morgan Bank, a division of Lorain National Bank, located in Hudson, OH, claimed the title of “top team” at the October 14th Leukemia and Lymphoma Society’s “Light the Night Walk” in Akron. They raised $5,261 to help patients live longer and better lives. As a corporate sponsor of the event, Morgan Bank has supported the Light The Night Walk with donations of more than $11,500 in the past two years. “The Leukemia and Lymphoma Society is near and dear to many of our hearts here at Morgan Bank and we are proud to partner with this wonderful organization,” said Nate Marshall, market vice president and team captain. “It was phenomenal to see how many of our employees, customers and business partners donated to our campaign.” The event has raised $60,000 to date for blood cancer research. “Support from local businesses, like Morgan Bank, is critical to helping LLS achieve our mission to cure blood cancers,” said Amy Pausche, the executive director of the Leukemia and Lymphoma Society Northern Ohio Chapter. Andrea Bucey-Tikkanen, Nate Marshall, Kris Barker, and James Konopka led the team effort. Way to go Morgan Bank!  Every year during Ohio’s winter months, The Morning Journal’s Mary Lee Tucker Clothe-a-Child program provides needy school-aged children with warm winter clothing. In support of this very worthy organization, 50 Lorain National Bank volunteers participate by taking a needy child shopping for warm clothing. The dollars donated to the program are used solely for purchasing clothing for needy children in our area. The Morning Journal picks up any administrative expenses for the Clothe-a-Child program. Said LNB president and CEO Daniel E. Klimas, “I know that my family and I found this to be a very personally rewarding experience. The Morning Journal has been involved in this program for over 50 years and LNB is happy to partner with the organization by providing shopping volunteers and financial support. It’s a wonderful experience for all involved.”

A NOT TO MISS OPPORTUNITY: LNB Offering No-Cost Home Loans Special offer for homeowners looking to refinance a current mortgage Daniel E. Klimas President and CEO How does a No-Cost Home Loan sound? Pretty great, right? We’re happy to announce that we are offering a No-Cost 30 and 15-year home loan when refinancing a current mortgage. No closing costs to pay, and a $395 application fee is refunded at closing time. This special offer applies to single-family homes (owner-occupied) on all loans up to $417,000. “If you think you missed the boat on great rates, think again. With historically low rates still available, this is a prime opportunity to refinance your home mortgage, and consider what the team at Lorain National Bank has to offer. No matter your financial situation, we’re here to help,” in a statement from Daniel E. Klimas, president and CEO. “I’m proud to say we offer extremely competitive rates, and our superior customer service team is dedicated to meeting the needs of our current customers,” added Klimas. “Determining eligibility for refinancing is quick and easy. Our dedicated team will assist you all the way through the process and give you a plan that will work for your situation. We’re ready to help you take advantage of today’s historically low interest rates,” Klimas noted. As a side note relating to the LNB dedicated team that Daniel Klimas talked about above, he also stated, “I’m happy to report that over the past year we have invested in high quality associates in order to achieve our growth objective. We have had a particular focus on the residential mortgage area. Steve Dennis has been hired to open our new lending office in Solon. He will also oversee LNB’s expansion into Lake and Geauga counties. James Konopka joined our Hudson office in 2012 and will oversee the Summit and Portage markets. James is doing a great job servicing customer needs,” said Klimas. Here are our Mortgage Lenders and the communities they serve:  Steve Dennis Cuyahoga County 440-247-5656 Pete DiDonato Lorain County 440-244-6000 James Konopka Summit & Portage Counties 330-655-1825 Jim McKee Medina County 440-724-0364 Doug Rogers Lorain County 440-930-5437 Chad Spencer Lake & Geauga Counties 440-813-4858 Amy Thompson Lorain County 440-934-8746  WE’RE GROWING!